Exhibit 5

[LETTERHEAD OF PERKINS SMITH & COHEN LLP]

June 17, 2004

Pro-Pharmaceuticals, Inc.

189 Wells Avenue

Newton, Massachusetts 02459

Ladies and Gentlemen:

We have acted as special counsel for Pro-Pharmaceuticals, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended (the “Securities Act”), of 3,000,000 shares (the “Shares”) of its common stock, par value $.001 per share (the “Common Stock”), to be offered for sale by the Company from time to time under the Pro-Pharmaceuticals, Inc. 2001 Stock Incentive Plan as amended effective May 25, 2004 (the “Plan”). This opinion is being rendered in connection with the filing of the Registration Statement.

As special counsel to the Company, in connection with this opinion, we have examined such documents and records of the corporate proceedings of the Company as we deemed relevant, and the Registration Statement and the exhibits thereto.

In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when issued in accordance with the terms of the Plan and any applicable agreements thereto, will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Pro-Pharmaceuticals, Inc.

June 17, 2004

We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Perkins Smith & Cohen LLP
Perkins Smith & Cohen LLP